UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2011

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (44) 1642 674085

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 5, 2011, Verta Energy Trading Limited (“VETL”), a wholly owned subsidiary of Four Rivers BioEnergy Inc. (the “Company”), entered into a Deed of Variation with the shareholders of ML Oils Limited (“ML”), whereby the terms of the Share Purchase Agreement, dated May 24, 2011, under which VETL has conditionally agreed to purchase the entire issued share capital of ML, was modified by the parties such that (a) the latest day upon which closing of the transaction can take place has been extended to October 31, 2011; (b) interest will accrue on the initial cash consideration of £500,000 (approximately $800,000) payable by VETL at closing at a rate of 8% per annum, accruing on a daily basis from  October 1, 2011 until paid; and (c) the shares in ML presently owned by Mrs. Katie Corbett may be transferred before closing to Mr. Martin Corbett, in which event Mr. Corbett will be the sole shareholder of ML. In all other material respects the Share Purchase Agreement remains unaltered.

Item 9.01  Financial Statements and Exhibits

99.1

Deed of Variation to a Share Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2011	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer